Exhibit 21
   Subsidiaries
    March 1997
Aerotherm Corporation
Anedyn, Inc.
Anedyn Power Company
AT/Mexico Holdings Inc.
Audio Technical Services Inc.
Cinco Investors, Ltd.
Data Management Design, Inc.
Dyn Funding Corporation
Dyn Logistics Services Inc.
Dyn Marine Services, Inc.
Dyn Marine Services of Virginia, Inc.
Dyn/Mexico Holdings Inc.
Dyn Network Management, Inc.
Dyn Pacific Aerospace Services, Inc.
Dyn Realty Corporation
Dyn Systems Technology, Inc.
Dyn Trade Systems, Inc.
DynAir Technical Services, Inc.
Dynalectron Corporation
Dynalectron Systems Inc.
DynCIS, Inc.
DynCorp Advanced Repair Technology, Inc.
DynCorp Aerospace Operations, Inc.
DynCorp Aerospace Operations(UK) Ltd.
DynCorp Aviacion de Mexico S. A. de C. V.
DynCorp Aviation Services, Inc.
DynCorp Biotechnology and Health Services, Inc.
DynCorp Environmental, Energy &  National Security Programs, Inc.
DynCorp Information & Engineering Technology, Inc.
DynCorp International Services GmbH
DynCorp International Services, Inc.
DynCorp International Services Ltd.
DynCorp Management Resources LLC
DynCorp Procurement Systems, Inc.
DynCorp of Colorado, Inc.
DynCorp Panama, Inc.
DynCorp Tri-Cities Services, Inc.
DynCorp Viar Inc.
DynCorp West Virginia Inc.
DynEagle Inc.
DynEx, Inc.
DynKePRO LLC
DynMcDermott Petroleum Operations Company
DynSolutions, Inc.
Electric Utility Construction, Inc.
Fuller-Austin Insulation Company
Grupo DynCorp de Mexico S.A.deC.V.
Grupo DynCorp Satcom S.A. de C.V.
Kwajalein Services, Inc.
New Mexico Technology Group LLC
OLDHD Systems, Inc.
Pacific TSD Corporation
Sea Mobility Inc.
TAI Realty Corporation